                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  UNO RESTAURANT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                    UNO RESTAURANT CORPORATION TO BE HELD ON
                               FEBRUARY 25, 2000

    The Annual Meeting of Stockholders of UNO RESTAURANT CORPORATION will be held on Friday, February 25, 2000 at 9:00 a.m., at Fleet National Bank, 100 Federal Street (BankBoston Building), 2nd Floor, Longlane Room, Boston, Massachusetts, for the following purposes:

    1. To elect three Class III directors to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To ratify the appointment of one Class I director to hold office until the 2001 Annual Meeting of Stockholders and until her successor is duly elected and qualified.

    3. To ratify the appointment of one Class II director to hold office until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

    4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

    The Board of Directors has fixed January 26, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

    You are cordially invited to attend the Meeting.

                                          By Order of the Board Of Directors

                                          George W. Herz II

                                          Secretary

Boston, Massachusetts

January 31, 2000

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY IS REVOCABLE AS DESCRIBED IN THE PROXY STATEMENT.

                           UNO RESTAURANT CORPORATION
                                PROXY STATEMENT

               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON FEBRUARY 25, 2000

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Uno Restaurant Corporation, a Delaware corporation with its principal executive offices at 100 Charles Park Road, West Roxbury, Massachusetts 02132 (referred to hereinafter as the "Company"), for use at the Annual Meeting of Stockholders to be held on February 25, 2000, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 31, 2000. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

    Only stockholders of record at the close of business on January 26, 2000 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 11,403,833 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

    The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                             ELECTION OF DIRECTORS
                            PROPOSAL NO. 1, 2 AND 3

    GENERAL. The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

    The Restated Certificate of Incorporation sets the initial number of directors at seven and authorizes the Board of Directors and the stockholders to change the number from time to time. In August 1999, the Board of Directors voted to increase the number of directors to nine and appointed Tamara P. Davis as a Class I director, Kenneth D. Hill as a Class II director, and James J. Kerasiotes as a Class III director.

    PROPOSAL NO. 1. Under Proposal No. 1, three Class III directors are to be elected to serve until the 2003 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The terms of Aaron D. Spencer, Stephen J. Sweeney, James F. Carlin, Jr. and James J. Kerasiotes expire at the Meeting. Mr. Spencer, Mr. Carlin and Mr. Kerasiotes have been renominated for election as a Class III director. Mr. Sweeney is retiring and will not stand for reelection. The Company would like to express its gratitude to Mr. Sweeney for his valuable years of service as a director.

    PROPOSAL NO. 2. Under Proposal No. 2, the appointment of Tamara P. Davis by the Board of Directors as a Class I director is to be ratified. Ms. Davis, as a Class I director, will hold office until the 2001 Annual Meeting of Stockholders and until her successor is duly elected and qualified.

    PROPOSAL NO. 3. Under Proposal 3, the appointment of Kenneth D. Hill by the Board of Directors as a Class II director is to be ratified. Mr. Hill will hold office until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

    The Company's Restated Certificate of Incorporation and By-laws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The terms of office of only Class III directors expire at the Meeting. The terms of office of Class I and Class II directors continue after the Meeting. However, since Ms. Davis and Mr. Hill were first appointed by the Board of Directors as a Class I Director and a Class II Director, respectively, in August 1999, the Board of Directors believes that it is in the best interests of the Company and its stockholders to seek stockholder ratification of the appointment of these new directors at the Meeting.

    It is the intention of the persons named as proxies to vote for the ratification of the appointment of Ms. Davis and Mr. Hill as Class I and Class II directors, respectively. It is also the intention of the persons named as proxies to vote for the election of Mr. Spencer, Mr. Carlin and Mr. Kerasiotes as Class III directors.

    In the unanticipated event that the any one of Mr. Spencer, Mr. Carlin or Mr. Kerasiotes should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

    The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                                               YEAR TERM
                                                                                               EXPIRES,
                                                                                   DIRECTOR   IF ELECTED,
NAME                          AGE                 PRINCIPAL OCCUPATION              SINCE      AND CLASS
----                        --------   ------------------------------------------  --------   -----------
Aaron D. Spencer*.........     68      Chairman and Director of the Company          1979        2003
                                                                                              Class III

James F. Carlin, Jr.*.....     59      Former Chairman and Chief Executive           1996        2003
                                       Officer of Carlin Consolidated, Inc.                   Class III

James J. Kerasiotes*......     46      Chairman and Chief Executive Officer of                   2003
                                         Massachusetts Turnpike Authority                     Class III

Tamara P. Davis**.........     54      Former Chief Executive Officer of UST                     2001
                                         Leasing Corporation                                   Class I

John T. Gerlach...........     67      Director of the Graduate Business Program,    1987        2001
                                         Sacred Heart University                               Class I

Kenneth D. Hill**.........     66      Former Chief Operating Officer of                         2002
                                       Applebee's International Inc.                          Class II

Craig S. Miller...........     50      President, Chief Executive Officer and        1985        2002
                                       Director of the Company                                Class II

Paul W. MacPhail..........     36      Executive Vice President, Chief Operating     1999        2002
                                         Officer and Director of the Company                  Class II

------------------------

 *  Nominees for Class III directors.

**  Appointment subject to ratification.

    Mr. Spencer, the founder of the Company, has been Chairman of the Company since 1986 and previously served as the Company's Chief Executive Officer until September 30, 1996 and as the Company's President until 1986. Mr. Spencer has 34 years of experience in the restaurant industry and was the founder and owner of the predecessor of the Company which operated a chain of 24 Kentucky Fried Chicken franchised restaurants at the time the restaurants were sold.

    Mr. Carlin was the chairman and chief executive officer of Carlin Consolidated, Inc., a management and investment company from 1966 to 1998. He was the chairman of the Massachusetts Board of Higher Education from 1995 to 1999. He was also the receiver for the City of Chelsea, Massachusetts from 1991 to 1992. Mr. Carlin is a director of Health Plan Services, Inc., a trustee of the Massachusetts Health and Education Tax Exempt Trust, and a trustee or director of 33 funds managed by John Hancock Mutual Life Insurance Company. He is also a director of Alpha Analytical, Inc., Carlin Insurance Agency, Inc. and the Arbella Mutual Insurance Company.

    Mr. Kerasiotes has been the chairman and chief executive officer of the Massachusetts Turnpike Authority since July 1996. From 1992 to 1997, he was the Massachusetts Secretary of Transportation and the chairman of the Massachusetts Bay Transportation Authority. From 1991 to 1992, he served as commissioner of the Massachusetts Highway Department. From 1985 to 1991, he was a founder, director and stockholder of Alpha Analytical, Inc. and co-founder of Adion, Inc. From 1981 to 1985, he was a director and shareholder of Rizzo Associates. From 1979 to 1981, he was the Deputy Commissioner in the Massachusetts Commerce Department.

    Ms. Davis is an investment banker and served as president, chief executive officer and director of UST Leasing Corporation from 1987 to 1993. She served as a senior vice president at US Trust from 1983 to 1993, as well as an assistant vice president and corporate finance officer at BankAmeriLease Group, Inc., a subsidiary of Bank of America from 1979 to 1983. Prior to that, she was the assistant dean of humanities at Santa Ana College from 1977 to 1979 and an educator. Ms. Davis currently is chairman of the Massachusetts State College Building Authority and vice chairman of the Massachusetts Educational Financing Authority. She is also a director of the Massachusetts Board of Higher Education and a former director of MuseumShop.com, Inc.

    Mr. Gerlach has been the director of the Graduate Business Program of Sacred Heart University since July 1992. He was the director of the Center for Policy Issues of Sacred Heart University from January 1990 to July 1992. From 1988 to 1990, he was an adjunct professor of finance in the Graduate School of Business at Drexel University. From 1986 to 1988, he was associate director of Bear, Stearns & Co. From 1985 to 1986, he was a consultant for The Horn & Hardart Co., and from 1982 to 1985, he was the president and chief operating officer of The Horn & Hardart Co. Prior to that time, he was a vice president of General Mills Inc. He is presently a director of Marketing Sources Corporation and Security American Financial Enterprises, Inc.

    Mr. Hill was the president of international development for Applebee's International, Inc. from 1994 to 1995. Prior to that, he was the executive vice president and chief operating officer of Applebee's International, Inc. from 1991 to 1994. From 1990 to 1991, he was the president and chief executive officer of Creative Restaurant Management, Inc. From 1985 to 1991, he was the president and chief executive officer of T.J. Cinnamons, Ltd. and from 1973 to 1985, he was the president of Gilbert/Robinson, Inc.

    Mr. Miller has been President since 1986 and Chief Executive Officer since September 30, 1996. From 1986 to 1998, he served as Chief Operating Officer. From 1984 to 1986, he served as a Vice President and then Executive Vice President of the Company. Prior to joining the Company, he spent 11 years with the General Mills Inc. restaurant subsidiary, including four years in various executive capacities with Casa Gallardo Mexican restaurants and 6 years with the Red Lobster restaurant chain. Mr. Miller has a total of 32 years of experience in the restaurant industry.

    Mr. MacPhail was appointed Executive Vice President and Chief Operating Officer on December 1, 1998. Mr. MacPhail served as Senior Vice President--Operations from January 1997 to November 1998. From October 1994 to January 1997, he served as Divisional Vice President--Operations and from November 1992 to October 1994, he served as a Regional Director of Operations. From 1990 to 1992, Mr. MacPhail served with the Company as a General Manager and Senior Operations Manager. Prior to joining the Company, Mr. MacPhail served for 8 years as a General Manager with Ground Round, Inc. Mr. MacPhail has a total of 16 years of experience in the restaurant industry.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held five meetings during the fiscal year ended October 3, 1999. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

    The Board of Directors has an Audit Committee, currently comprised of Messrs. Carlin, Gerlach and Sweeney, which met twice during fiscal year 1999. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and the results of internal audit activities, and reviewing the implementation by management of recommendations made by the independent auditors.

    The Board of Directors also has a Compensation Committee, currently comprised of Messrs. Carlin, Gerlach and Sweeney. The Compensation Committee met once during fiscal year 1999. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning salaries, incentive plans, benefits and overall compensation.

    The Board of Directors also has an Executive Committee, currently comprised of Messrs. Gerlach, Miller and Spencer. The Executive Committee is responsible for reviewing and recommending to the Board of Directors for approval major business decisions, including capital and operating budgets, strategic plans, financing proposals, executive officer changes and composition of the Board of Directors. The Executive Committee met four times during fiscal year 1999.

    The Board of Directors does not have a nominating committee. Changes in directors are considered by the whole Board of Directors, based on recommendations of the Executive Committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information as of December 15, 1999 concerning the beneficial ownership of Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                       SHARES OF COMMON
                                                      STOCK BENEFICIALLY   PERCENT
NAME                                                      OWNED (1)        OF CLASS
----                                                  ------------------   --------
Robert M. Brown(2)(3)(4)(5).........................          202,109         1.8

James F. Carlin, Jr.(2)(6)..........................           31,969           *

Tamara P. Davis.....................................                0           *

Alan M. Fox(2)(4)(5)................................          227,296         2.0

John T. Gerlach(2)..................................           27,191           *

Kenneth D. Hill.....................................                0           *

James J. Kerasiotes.................................                0           *

Paul W. MacPhail(2)(4)(5)...........................          131,276         1.1

Craig S. Miller(2)(4)(5)(7)(8)......................          587,038         5.0

Aaron D. Spencer(2)(4)(9)(10).......................        4,931,249        43.5

Stephen J. Sweeney(2)...............................           29,016           *

Uno Associates(10)..................................        1,861,977        16.5

Executive Officers and Directors as a Group
  (15 Persons)(11)..................................        8,161,282        65.1

------------------------

*   Represents less than 1%.

 (1) Unless otherwise noted, the beneficial owners listed have sole voting and investment power over the shares listed.

 (2) Includes the following shares subject to currently exercisable options:
    Mr. Brown--192,749; Mr. Carlin--14,919; Mr. Fox--197,535;
    Mr. Gerlach--15,609;Mr. MacPhail--130,174; Mr. Miller--494,780;

 (3) Includes 1,787 shares held by Mr. Brown's spouse.

 (4) Includes the following shares held in participant accounts under the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"): Mr. Brown--1,064; Mr. Fox--743; Mr. MacPhail--220;
    Mr. Miller--1,791; Mr. Spencer--1,119. The voting power of these shares is held by the trustees of the ESOP.

 (5) Includes the following shares held in participant accounts under the 401(k) savings provision of the ESOP: Mr. Brown--1,010; Mr. Fox--968;
    Mr. MacPhail--882; and Mr. Miller--1,021.

 (6) Includes 2,750 shares held in a profit sharing plan and 11,000 shares held in a family trust.

 (7) Includes 11,000 shares held in a deferred compensation account.

 (8) Includes 10,312 shares held by a trust created by Mr. Miller, and 220 shares held by Mr. Miller's spouse.

 (9) Includes 181,018 shares held by a charitable foundation of which Mr. Spencer is a trustee.

(10) Uno Associates is a partnership owned 80% by Mr. Spencer and 10% each by his two adult children, Lisa S. Cohen and Mark Spencer. Mr. Spencer is deemed to be the beneficial owner of all of the shares held by Uno Associates, and as a result is deemed to be the beneficial owner of an aggregate of 6,793,226 shares, including exercisable stock options (59.9% of the outstanding shares). The mailing address of Uno Associates and Mr. Spencer is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

(11) Includes all shares beneficially owned by the executive officers and directors named and as described above, 1,100 shares beneficially owned by one executive officer not specifically named above, 128,399 shares subject to currently exercisable options held by one executive officer not specifically named above, an aggregate of 1,011 shares held in participant accounts under the 401(k) savings and employee stock ownership provisions of the ESOP for one executive officer not specifically named above, 550 shares held in a deferred compensation account for one executive officer not specifically named above, and 1,100 shares held in a spouses name for one executive officer not specifically named above.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years. The fiscal year ended October 3, 1999 includes a 53rd week of compensation to account for an additional week of operation.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                         FISCAL     ANNUAL COMPENSATION     ------------    ALL OTHER
NAME AND                                  YEAR     ----------------------     OPTIONS      COMPENSATION
PRINCIPAL POSITION                       ENDED     SALARY ($)   BONUS ($)      (#)(1)         ($)(2)
------------------                      --------   ----------   ---------   ------------   ------------
Aaron D. Spencer......................   10/3/99    $280,288    $216,563        41,250       $      0
  Chairman and Director                  9/27/98     262,500     113,926        41,250              0
                                         9/28/97     250,000      87,501             0            449

Craig S. Miller.......................   10/3/99    $280,288    $361,016        34,375       $  1,556
  President, Chief Executive             9/27/98     262,500     146,474       275,000          1,560
  Officer, and Director                  9/28/97     250,000     117,704             0          1,758

Paul W. MacPhail......................   10/3/99    $196,923    $128,165             0       $  1,756
  Executive Vice President--Chief        9/27/98     145,091      60,120       121,000          1,650
  Operating Officer and Director         9/28/97     113,538      33,300         4,675          1,275

Robert M. Brown.......................   10/3/99    $165,625    $ 84,253             0       $  1,571
  Executive Vice President               9/27/98     157,500      59,537       156,408          1,628
                                         9/28/97     146,250      45,737             0          1,896

Alan M. Fox...........................   10/3/99    $168,173    $102,928         3,438       $  1,635
  Executive Vice President--             9/27/98     160,000      61,920       151,466          1,616
  President--Uno Foods Inc.              9/28/97     145,000      49,863             0          1,612

------------------------

(1) Consisting of options granted under the Uno Restaurant Corporation 1997 Employee Stock Option Plan and the 1997 Key Officer Stock Option Plan.

(2) Consisting solely of benefits under the Company's 401(k) savings provision and the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP is designed to invest Company contributions in shares of Common Stock. Such shares are entitled to receive dividends if and when declared. The Company's contributions to a participant's account are subject to a vesting schedule providing, in general, for no vesting before three years of service and 20% vesting for each additional year of service (100% vesting after seven years of service, although there is an accelerated six year vesting schedule under certain circumstances). As of October 3, 1999, the number and value of shares allocated to the accounts of the executive officers listed in the table above were as follows: Mr. Spencer--1,119 shares ($11,826), Mr. Miller--2,812 shares ($29,717), Mr. MacPhail--1,102 shares ($11,646),
    Mr. Brown--2,074 shares ($21,918) and Mr. Fox--1,711 shares ($18,082) (based upon the closing sale price of the Common Stock on the New York Stock Exchange on October 1, 1999).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                              -----------------------                   VALUE AT ASSUMED
                                               % OF TOTAL                             ANNUAL RATES OF STOCK
                                                OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                   OPTIONS     GRANTED TO    OR BASE                     OPTION TERM(2)
                                   GRANTED    EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                                (#)(1)    FISCAL YEAR     ($/SH)       DATE        5%($)        10%($)
----                               --------   ------------   --------   ----------   ----------   ----------
Aaron D. Spencer.................   41,250        13.7%       $11.42      8/24/09     $296,257     $750,772
Craig S. Miller..................   34,375        11.4%       $11.42      8/24/09     $246,880     $625,644
Paul W. MacPhail.................                                                           --           --
Robert M. Brown..................                                                           --           --
Alan M. Fox......................    3,438         1.1%       $11.42      8/24/09     $ 24,692     $ 62,573

------------------------

(1) The options were granted under the 1997 Employee Stock Option Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF            VALUE OF
                                                                    UNEXERCISED      UNEXERCISED IN-THE-
                                                                     OPTIONS AT       MONEY OPTIONS AT
                                                                      10/3/99              10/3/99
                                     SHARES                       ----------------   -------------------
                                   ACQUIRED ON                      EXERCISABLE/        EXERCISABLE/
                                    EXERCISE     VALUE REALIZED    UNEXERCISABLE        UNEXERCISABLE
NAME                                   (#)           ($)(1)             (#)                  ($)
----                               -----------   --------------   ----------------   -------------------
Aaron D. Spencer.................     41,250        $116,250         23,650/78,100   $  82,758/$147,260
Craig S. Miller..................      1,320        $  5,175        494,780/47,025   $1,838,959/$54,255
Paul W. MacPhail.................         --              --         130,174/9,570   $  492,691/$41,679
Robert M. Brown..................         --              --        192,749/19,966   $  733,017/$82,010
Alan M. Fox......................      1,100        $  4,812        197,535/19,451   $  757,503/$65,838

------------------------

(1) Based upon the closing sale price of the Common Stock on October 1, 1999 on the New York Stock Exchange, minus the option exercise price.

    CHANGE IN CONTROL PROTECTION AGREEMENTS. The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control.

    A Change in Control will be deemed to have occurred, among other reasons, if: the beneficial ownership interest of Aaron D. Spencer, Chairman of the Company, is reduced to less than 15% of the outstanding shares of Common Stock; another "person" becomes the beneficial owner of 35% or more of the Common Stock; a majority of the Board of Directors is replaced within a period of two years; or a sale of all, or substantially all, of the Company's assets occurs.

    The Change in Control Protection Agreements provide for severance payments that are, in general, the equivalent of salary and benefits for periods ranging from between 12 and 24 months. Pursuant to the Change in Control Protection Agreements, of the executive officers included in the Summary Compensation Table, Mr. Spencer and Mr. Miller would be entitled to severance payments equal to 24 months of salary and benefits, and Mr. MacPhail, Mr. Brown and Mr. Fox would be entitled to severance payments equal to 18 months of salary and benefits.

    See also, "Compensation of Directors--Indemnification Agreements."

COMPENSATION OF DIRECTORS

    Messrs. Carlin, Gerlach and Sweeney, members of the Board of Directors who are not employees of the Company, received an annual fee of $10,000 for the fiscal year ended October 3, 1999. The annual fee will be increased to $12,500 for fiscal year 2000. In addition, these non-employee directors received the following fees for each meeting attended during the fiscal year: $1,000 for each Board of Directors meeting, $500 for each committee meeting and $500 for the committee chairman for each committee meeting. They were also reimbursed for expenses incurred in attending such meetings.

    Members of the Board of Directors who are not employees of the Company participate in a retirement plan for non-employee directors that provides for the payment annually, upon retirement, of the annual fee then paid to active non-employee directors. This annual retirement payment will continue for the same number of years as the director served as a non-employee director up to a maximum of 10 years.

    INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. The Company has also entered into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

    The indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The company also provides directors' and officers' liability insurance for all directors and officers.

    THE 1993 AND 1997 NON-QUALIFIED STOCK OPTION PLANS FOR NON-EMPLOYEE DIRECTORS. The Company has a 1993 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1993 Directors Plan") and a 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan"). The 1993 Directors Plan and the 1997 Directors Plan are referred to collectively as the "Directors Plans."

    Options may be granted under the Directors Plans only to directors of the Company who are not also employees of the Company. Currently, the non-employee directors of the Company are Messrs. Carlin, Gerlach, Sweeney, Davis, Hill and Kerasiotes.

    Pursuant to the 1997 Directors Plan, each year, immediately following the Company's Annual Meeting of Stockholders, each then non-employee director is granted an option to acquire 1,272 shares of Common Stock. During the fiscal year ended October 3, 1999, under the 1997 Directors Plan, the Company granted options to purchase 1,272 shares of Common Stock at an exercise price of $7.16 per share to each of Messrs. Carlin, Gerlach and Sweeney. After the Meeting this year, the Company will grant options to purchase 1,272 shares of Common Stock to each of Messrs. Carlin, Gerlach, Davis, Hill and Kerasiotes under the 1997 Directors Plan.

    Pursuant to the 1993 Directors Plan, each non-employee director was granted an option to acquire 6,875 shares of Common Stock as of the date of adoption of the 1993 Directors Plan. Subsequent to the date of adoption, an option to acquire 6,875 shares of Common Stock will be granted to each non-employee director immediately following their appointment. During the fiscal year ended October 3, 1999, under the 1993 Directors Plan, the Company granted options to purchase 6,875 shares of Common Stock at an exercise price of $11.42 per share to each of Messrs. Davis, Hill and Kerasiotes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is comprised of James F. Carlin, Jr., John T. Gerlach and Stephen J. Sweeney. No member of the Compensation Committee is a former or current officer or employee of the Company. In addition, although Mr. Spencer and Mr. Miller are not members of the Compensation Committee, they serve as administrators of and are eligible to participate in the Company's Management Bonus Plan. Bonuses under the Management Bonus Plan awarded to Mr. Spencer and Mr. Miller are reviewed and approved by the Compensation Committee. See "Compensation Committee Report."

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is comprised solely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies addressing such matters as salaries, incentive plans, benefits and overall compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent. The Compensation Committee endeavors to align the executive officer's interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officer with the opportunity to build a substantial ownership interest in the Company.

    The compensation of an executive officer of the Company includes cash compensation, consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and participation in a 401(k) savings and employee stock ownership plan, and participation in various benefit plans generally available to employees of the Company.

    CASH COMPENSATION. Cash compensation consists of a base salary plus an annual performance bonus under the Management Bonus Plan (the "Bonus Plan"). In determining base salary, the Compensation Committee reviewed national and regional compensation information for executives in the restaurant industry reported in various sources, including the 1998 Chain Restaurant Compensation Association Survey prepared by Towers, Perrin, Forster & Crosby, Inc. (the "Towers Perrin Survey"), a multiple regression analysis of compensation information for the executive positions of 70 companies, representing
119 dining concepts. The Compensation Committee also considered the individual experience and performance of each executive officer. The Compensation Committee sets base salaries at a level which is competitive with similarly situated corporations.

    The key management level employees, including executive officers, are eligible to participate in the Bonus Plan. The Bonus Plan is administered by Messrs. Spencer and Miller, although bonuses granted to Messrs. Spencer and Miller are reviewed and approved by the Compensation Committee. The purpose of the Bonus Plan is to align more closely the interests of the participating employees with the financial success of the Company and to reward individual performance contributing to such success. Under the Bonus Plan, each eligible employee is assigned a percentage bonus factor ranging from 7% to 35%, except in the case of Mr. Miller who was assigned a bonus factor of 45% in lieu of an increase in his base salary when he became Chief Executive Officer. Individual employee and Company goals are established each year. At the end of each year, each participating employee is rated against the employee's individual and Company goals on a scale of 0 to 1.5. That rating is multiplied by the employee's percentage bonus factor which in turn is multiplied by the employee's salary to determine the employee's potential bonus. However, bonuses are paid to employees only if the Company's earnings performance during the year exceeds a certain threshold as specified by the Compensation Committee. During the fiscal year ended October 3, 1999, the Company paid an aggregate of $1,627,300 in bonuses under the Bonus Plan, including a total of $1,364,665 to all executive officers as a group. Of those executive officers named in the table above, Messrs. Spencer, Miller, MacPhail, Brown and Fox received bonuses of $216,563, $361,016, $128,165, $84,253 and $102,928, respectively.

    The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control. See also, "Executive Compensation--Change in Control Protection Agreements."

    LONG-TERM INCENTIVE COMPENSATION. The executive officers, as well as all salaried employees, of the Company are also eligible to participate in the Uno Restaurant Corporation 1997 Employee Stock Option

Plan (the "Employee Stock Option Plan") and the ESOP. The executive officers of the Company are also eligible to participate in the Uno Restaurant Corporation 1997 Key Officer Plan.

    The purpose of the Employee Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to associate more closely the interests of such persons with those of the Company. The Employee Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and the conditions of the Employee Stock Option Plan. Of the executive officers listed in the table above, for the fiscal year ended October 3, 1999, the Compensation Committee granted options to purchase 41,250 shares, 34,375 shares, and 3,438 shares to Mr. Spencer, Mr. Miller, and Mr. Fox, respectively.

    The purpose of the Key Officer Plan is to provide substantial equity incentives only to key officers of the Company. In adopting the Key Officer Plan in 1997, the Board of Directors and the Compensation Committee approved a one-time only grant of options to key officers of the Company. The options will only become exercisable to the extent financial performance goals are achieved by the Company. The Compensation Committee believes these stock options will be a substantial factor in motivating the Company's key officers to achieve the Company's financial goals and to provide incentives to remain with the Company over the long term. Of those executive officers named in the table above, in 1997 Messrs. Miller, MacPhail, Brown and Fox received options to purchase 275,000, 110,000, 137,500 and 137,500 shares, respectively. Mr. Spencer did not receive any options under the Key Officer Plan.

    The executive officers also participate in the ESOP, which is funded by Company contributions pursuant to the employee stock ownership provision of the ESOP, as well as by voluntary contributions by employees and matching contributions by the Company pursuant to the 401(k) savings provision of the ESOP. The Company's matching contributions under the 401(k) savings provision are based upon 30% of the first 2% of compensation, and 25% of the next 4% of compensation contributed by employees. Employees may contribute up to 15% of compensation per year, subject to a maximum dollar limit. All Company contributions to the ESOP are intended to be held in the ESOP in the form of Common Stock. Employee contributions to the ESOP are invested at the direction of employees from among seven investment funds made available by the ESOP. Each year the Company's Board of Directors determines the amount, if any, that the Company will contribute pursuant to the employee stock ownership provision and the 401(k) savings provision of the ESOP for that plan year. As a result of the Company's financial performance for the fiscal year ended October 3, 1999, the Company contributed $224,000 pursuant to the 401(k) savings provision of the ESOP during the fiscal year ended October 3, 1999. Contributions pursuant to the employee stock ownership provision of the ESOP, plus any forfeitures arising from the termination of employees whose accounts were not fully vested, will be allocated among those participants who (i) completed a year of service that year and are employed on the last day of the year or (ii) retired, died or became disabled that year. Allocations are made pro rata on the basis of annual compensation, excluding compensation in excess of $150,000 and compensation received before joining the ESOP.

    The ESOP is designed to invest in shares of the Company's Common Stock. Benefits will normally be distributed in a lump sum consisting of shares of Common Stock, plus cash representing any fractional shares. Participants receive their benefits when they retire, become disabled, die or terminate service. If participants terminate employment for reasons other than death, disability or retirement, they are entitled to receive only the vested portion of their accrued benefit.

    The assets of the ESOP were most recently allocated to the accounts of all employees, including executive officers, as of September 30, 1999. At that time, $8,026, $19,357, $2,386, $11,504 and $8,036 had been allocated to the accounts of Mr. Spencer, Mr. Miller, Mr. MacPhail, Mr. Brown and Mr. Fox, respectively.

    The stock ownership afforded under the Employee Stock Option Plan, the Key Officer Plan and the ESOP allows executive officers to acquire a significant, long-term stock ownership position in the Company which serves to align the executives' interests with stockholders' interests.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, officers of the Company (including the named executive officers) are eligible to participate in a deferred compensation plan, to receive supplemental health insurance coverage and an automobile allowance. For the fiscal year ended October 3, 1999, the amount of additional benefits to each of the named executive officers of the Company did not exceed 10% of the total of annual salary and bonus for each named executive officer.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary for Mr. Miller, Chief Executive Officer, for the fiscal year ended October 3, 1999 was $275,000. Due to the 53rd week in fiscal 1999 Mr. Miller's total salary paid was $280,288.
Mr. Miller's salary was determined based upon a review of compensation data from several surveys, data from selected peer companies and a review of Mr. Miller's past and expected future contributions to the Company. In lieu of increasing
Mr. Miller's salary upon his becoming Chief Executive Officer, the Compensation Committee increased his bonus factor under the Bonus Plan as described above. As a result, Mr. Miller received a bonus of $361,563 under the Bonus Plan for the fiscal year ended October 3, 1999. Based on the Towers Perrin Survey referred to above, Mr. Miller's total cash compensation is in the middle range of executives of those restaurant companies which were the subject of the survey.

                             Compensation Committee

                             John T. Gerlach
                             James F. Carlin, Jr.
                             Stephen J. Sweeney

PERFORMANCE GRAPH

    The following graph compares the yearly change in the Company's cumulative total shareholder return with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for fiscal years ended October 1, 1995, September 29, 1996, September 28, 1997,
September 27, 1998 and October 3, 1999 based upon the market price of the Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG UNO RESTAURANT CORPORATION, THE S&P 500 INDEX
                         AND THE S&P RESTAURANTS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      UNO RESTAURANT                S & P
         CORPORATION  S & P 500  RESTAURANTS
9/94            $100       $100         $100
9/95             $81       $130         $143
9/96             $63       $156         $171
9/97             $67       $219         $174
9/98             $63       $239         $218
9/99            $111       $306         $300

*    $100 INVESTED ON 9/30/94 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
     DIVIDENDS.
     FISCAL YEAR ENDING SEPTEMBER 30.

    The Performance Graph assumes the investment of $100 on October 3, 1994 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LEASES. The Company's executive offices are located in two adjacent buildings in West Roxbury, Massachusetts. The first, a three-story building owned by Charles Park Road, LLC, a Massachusetts limited liability company owned by Aaron D. Spencer, Chairman of the Company, and his two adult children, is leased to the Company pursuant to a ten-year lease, commencing on March 30, 1987, with an option to renew for an additional five-year term. Currently, the Company is in the five-year option term. Our rent is $43,200 per year, and we are responsible for all taxes, utilities, insurance, maintenance and repairs. We also lease the adjacent facility, a two-story building owned by Charles Park Road, LLC, pursuant to a 15 year lease commencing on February 1, 1990, with options to renew for three additional five-year periods. Rent during the initial five-year period of the lease was $106,800 per year, increasing to $128,160 per year for the next five years, and to $153,792 per year for the final five years of the initial term of the lease. We are responsible for all taxes, utilities, insurance, maintenance and repairs. Rent during any option term will be 120% of the rent for the prior term of the lease. We believe that the terms of the leases for the two offices are as favorable as otherwise available in the real estate market. With the two buildings, the executive offices currently consist of approximately 25,000 square feet and house our executive, administrative and clerical offices.

    One of the Company-owned restaurants in Boston, Massachusetts is located on the first floor of a six-story office building owned by Mr. Spencer.
Mr. Spencer leases the entire building to us pursuant to a fifteen-year lease, commencing on March 29, 1997 and ending on March 29, 2012, at a rent of $162,000 per year for the first five years, $186,300 per year for the second five years and $214,245 per year for the last five years. The lease has two five-year renewal options at a rent of $246,382 per year for the first renewal period and $283,339 per year for the second renewal period. We are responsible for all taxes, utilities, insurance, maintenance and repairs. The lease calls for us to pay the first $50,000 per year in capital improvements for the first five years of the lease, and the first $25,000 per year in capital improvements for the remaining ten years of the initial lease. Capital improvements above this level are to be paid by Mr. Spencer. The lease provides that if we or Mr. Spencer were to terminate the lease, a new lease between us and Mr. Spencer relating only to the restaurant space of the building would become effective immediately. We currently sublet all but the restaurant space at rents which aggregate more than the $162,000 annual rent that we are currently obligated to pay Mr. Spencer. We believe that the terms of our occupancy are as favorable as those otherwise available in the real estate market.

    OTHER MATTERS. A corporation, wholly-owned by Craig S. Miller, President, and Chief Executive Officer of the Company, and his brother, owns two franchised Pizzeria Uno restaurants in San Diego, California and two franchised units in Los Angeles, California, all of which operate under our standard unit franchise agreements. The restaurants are being operated by Mr. Miller's brother and Mr. Miller is not involved in the daily operations of the restaurants. The Board of Directors has determined that the franchise agreements are as favorable as otherwise available from nonaffiliated franchisees.

    On January 23, 1996, the Company loaned Mr. Miller the principal sum of $150,000 pursuant to a promissory note (the "Note"). The Note bears interest at the rate of 7.3% per year payable in arrears on a quarterly basis commencing March 31, 1996. On September 27, 1998, Mr. Miller paid $75,000 in principal and on September 3, 1999, Mr. Miller paid an additional $20,000 in principal. The maturity date for the balance of the $55,000 in principal has been extended to October 1, 2000. The Note is secured by all of Mr. Miller's real and personal property.

    Carlin Insurance Agency, Inc. provides insurance brokerage services to the Company. It places property and casualty insurance for the Company with various insurance carriers. During part of fiscal year ended October 3, 1999, James F. Carlin, Jr., a Director of the Company, and his adult children controlled Carlin Insurance Agency, Inc. Mr. Carlin and his children sold the Carlin Insurance Agency in March 1999. For the fiscal year ended October 3, 1999, Carlin Insurance Agency, Inc. earned $193,296 in commissions and fees from insurance premiums paid by the Company.

    On April 22, 1999, Mr. Spencer signed an agreement with Bank of New York, for investment advisory services in connection with the review and evaluation of the Company's capital structure. For the fiscal year ended October 3, 1999, we paid a one-time retainer fee to Bank of New York of $100,000.

    On August 16, 1999, we loaned Mr. Spencer, $385,050 to pay the $8.55 per share exercise price of options to purchase 41,250 shares of our Common Stock together with the related withholding taxes. The loan is evidenced by a promissory note dated August 26, 1999 which bears interest at a rate of 6.68% per year and is payable upon the earlier of February 16, 2000, or the date on which Mr. Spencer is no longer employed by us, or upon the completion of an equity offering by the Company. The loan is secured by all of Mr. Spencer's real and personal property.

                                 OTHER MATTERS

VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. For Proposal No. 1, the three nominees for Class III director who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company.

    Although the Company is not required to submit the ratification of the appointment of Tamara P. Davis as a Class I director and Kenneth D. Hill as a Class II director under Proposals Nos. 2 and 3, the Board of Directors believes that it is a sound policy and in the best interests of the Company's stockholders to do so. Ratification of the appointment of these directors requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon. If the stockholders do not approve the ratification of the Board of Directors' appointment of Ms. Davis as a Class I director and Mr. Hill as a Class II director, the Board of Directors may, but is not required to, reconsider its appointment of these directors.

    Abstentions will have no effect on the outcome of the vote for the election of Directors in Proposal No. 1, but will be considered a vote against the ratification of the appointment of Directors in Proposal Nos. 2 and 3. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or ratification of appointment of Directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy, but who fail to vote on the proposals to elect and ratify Directors will count towards the quorum but will count neither for nor against the proposals.

INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending October 1, 2000. Such firm and its predecessor have served continuously in that capacity since 1979.

    A representative of Ernst & Young LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended October 3, 1999, except as follows:

    The executive officers and directors listed in the table below filed a Form 5, on November 19, 1999, and in the case of Mr. Carlin also filed an amended Form 5 on January 20, 2000, reporting, as indicated in the table, one or more of (i) direct share purchases, (ii) the periodic purchase of shares of Common Stock as of September 30, 1999 under the Company's 401(k) Plan (the "401(k)") to such participant's account, (iii) the grant of stock options under the 1997 Employee Stock Option Plan, and (iv) the grant of stock options under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

                                                                                           NON-EMPLOYEE
                                                                              EMPLOYEE       DIRECTOR
                                                                 401(K)     STOCK OPTION      STOCK
NAME                                           SHARE PURCHASE   PURCHASES      GRANT       OPTION GRANT
----                                           --------------   ---------   ------------   ------------
Robert M. Brown..............................                      273
James F. Carlin..............................       3,300                                     1,272
Alan M. Fox..................................                      287          3,438
John T. Gerlach..............................                                                 1,272
Paul W. MacPhail.............................                      294
Craig S. Miller..............................                      334         34,375
Larry J. Reeher..............................                                   5,500
Aaron D. Spencer.............................                      112         41,250
Stephen J. Sweeney...........................                                                 1,272
Robert M. Vincent............................                      274

OTHER PROPOSED ACTION

    The Board of Directors knows of no matters which may come before the Meeting other than the election of Class III directors and the ratification of the appointment of one Class I director and one Class II director. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

    Proposals which stockholders intend to present at the Company's 2000 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than September 29, 2000. If a proponent fails to notify the Company by December 15, 2000 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's 2000 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 3, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UNO RESTAURANT CORPORATION AT 100 CHARLES PARK ROAD, WEST ROXBURY, MASSACHUSETTS 02132.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY                      UNO RESTAURANT CORPORATION                      PROXY


     The undersigned hereby appoints Aaron D. Spencer and Craig S. Miller, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of Uno Restaurant Corporation to be held on Friday, February 25, 2000, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF EACH ONE OF THE CLASS I DIRECTOR AND CLASS II DIRECTOR.


                   Continued and to be signed, on reverse side
       (Please fill in the reverse side and mail in the enclosed envelope)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



-------------------------------------------------------------------------------

The Board of Directors recommends a vote for the election of the nominees as directors and for the ratification of the appointment of each one of the Class I
Director and Class II Director.                                Please mark
                                                               your choice   /X/
                                                               as indicated
                                                               in the example


1. Election of Class III Directors:        Nominees: Aaron D. Spencer, James F.
                                           Carlin, Jr. and James J. Kerasiotes

    FOR ALL NOMINEES           WITHHOLD
  (except as marked to         AUTHORITY      FOR except vote withheld from the
     the contrary)          to vote for all   following nominee(s):
                               nominees
                                            ------------------------------------
                                            (INSTRUCTIONS: TO WITHHOLD AUTHORITY
         /X/                     /X/        TO VOTE FOR ANY INDIVIDUAL NOMINEE
                                            WRITE THAT NOMINEE'S NAME IN THE
                                            SPACE PROVIDED ABOVE.)

2. Ratification of the Appointment of       3. Ratification of the Appointment
   Class I Director: Tamara P. Davis           of Class II Director: Kenneth D.
                                               Hill
   FOR       AGAINST       ABSTAIN             FOR         AGAINST     ABSTAIN

   /X/        /X/            /X/               /X/           /X/         /X/

                                               MARK HERE FOR
                                               ADDRESS CHANGE
                                               AND NOTE AT LEFT
                                                 /X/


                                           (Signatures should be the same as the
                                           name printed hereon. Executor,
                                           Administrators, trustees, guardians,
                                           attorneys, and officers of
                                           corporations should add their titles
                                           when signing.)



                                           Signature:

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                                           Signature:

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                                           Date:

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                                           Date:

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